UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Sol-Gel Technologies Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Weizmann Science Park 7 Golda Meir St. Ness Ziona 7403650 Israel	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value NIS 0.1 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-220234 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the ordinary shares, par value NIS 0.1 per share, of Sol-Gel Technologies Ltd. (the “Registrant”) is set forth under the heading “Description of Share Capital” in the prospectus forming part of the Registrant’s Registration Statement on Form F-1 (File No. 333-220234), as amended from time to time, filed with the Securities and Exchange Commission, which information is incorporated herein by reference. The final prospectus will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and upon filing shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Sol-Gel Technologies Ltd.

Date: January 26, 2018	By:	/s/ Gilad Mamlok
	Name:	Gilad Mamlok
	Title:	Chief Financial Officer